Exhibit 99.1

2026 INFLECTION POINT ACQUISITION CORP. III  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  206928 Inflection Point Acquisition Corp. III Proxy Card Rev3 - Front PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/ inflectionpointacquisitioniii/2026 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on , 2026 . YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK YYY EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS INFLECTION POINT ACQUISITION CORP. III The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “ Notice ”) and the Proxy Statement/Prospectus (the “ Proxy Statement ”), and hereby appoints Kevin Shannon and Peter Ondishin, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “ Shares ”) at the Extraordinary General Meeting (the “ Meeting ”) of the shareholders of Inflection Point Acquisition Corp . III, a Cayman Islands exempted company (“ Inflection Point ”), to be held at the offices of White & Case LLP located at 1221 Avenue of the Americas, New York, NY 10020 , and virtually on , 2026 , at a . m . Eastern Time, via live webcast at https : //www . cstproxy . com/inflectionpointacquisitioniii/ 2026 , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed . Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement . THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED . IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS . PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, dated and signed on the other side)

206928 Inflection Point Acquisition Corp. III Proxy Card Rev3 - Back

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Meeting to be held at , 2026

To view the Notice of Extraordinary General Meeting and the accompanying Proxy Statement and to Attend the Extraordinary General Meeting of Shareholders, please go to: https://www.cstproxy.com/inflectionpointacquisitioniii/2026

PROXY

THE BOARD OF DIRECTORS OF INFLECTION POINT ACQUISITION CORP. III RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 4.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposal — "RESOLVED, as an ordinary resolution, that subject to the approval of the Merger Proposal, Inflection Point's entry into the Business Combination Agreement, dated as of August 25, 2025, as amended by that certain Amendment to Business Combination Agreement, dated as of December 31, 2025 and that Second Amendment to Business Combination Agreement, dated as of June 5, 2026, by and among Inflection Point, Air Water, PubCo and Merger Sub, attached to the proxy statement/prospectus accompanying the notice of meeting as Annex A-1, as amended by Annex A-2 and Annex A-3 (as it may be further amended, restated, supplemented and/or otherwise modified from time to time, the "Business Combination Agreement"), pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination (as such term is defined in the proxy statement/prospectus) described in the accompanying proxy statement/prospectus, and the performance by Inflection Point of its obligations thereunder and the consummation of the Business Combination, be approved, ratified and confirmed in all respects."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Merger Proposal — "RESOLVED, as a special resolution that, subject to the approval of the Business Combination Proposal:

(a) Inflection Point Acquisition Corp. III ("Inflection Point") be authorized to merge with Air Water Ventures Limited ("PubCo") so that PubCo will be the surviving company (the "Surviving Company") and all the undertaking, property, and liabilities of Inflection Point and PubCo vest in the Surviving Company by virtue of such merger pursuant to the Companies Act (Revised) of the Cayman Islands (the "First Merger");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(b) the Plan of Merger in connection with the First Merger substantially in the form attached to the proxy statement/prospectus accompanying the notice of meeting as Annex B (the "First Plan of Merger"), subject to such amendments as may be approved by Inflection Point or PubCo, be authorized and approved in all respects; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(c) Inflection Point be authorized to enter into the First Plan of Merger, and any and all transactions provided for in the First Plan of Merger, the First Plan of Merger be executed by any one director on behalf of Inflection Point and any one director, Ogier (Cayman) LLP or Ogier Global (Cayman) Limited by authorized to submit the First Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the First Merger."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Document Proposals — to consider and vote upon the following five separate proposals (collectively, the "Advisory Organizational Document Proposals") to approve on an advisory, non-binding basis by ordinary resolution the following material differences between the Inflection Point Organizational Documents and the proposed PubCo A&R Articles. A copy of the PubCo A&R Articles is attached to the proxy statement/prospectus accompanying the notice of meeting as Annex C:

Advisory Organizational Documents Proposal 3A — "Resolved, as an ordinary resolution, on a non-binding and advisory basis only, that the PubCo A&R Articles authorize PubCo to issue (A) 499,870,000 PubCo Ordinary Shares and (B) 130,000 PubCo Series A Preferred Shares."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 3B — "Resolved, as an ordinary resolution, on a non-binding and advisory basis only, that the PubCo A&R Articles provide that they may be altered or amended by special resolution (which has the meaning given to the term in the Companies Act); provided that any amendment, alteration or repeal of the PubCo A&R Articles that materially and adversely affects the powers, preferences or rights attaching to the PubCo Series A Preferred Shares shall also require the consent of the holders of more than 50%, by number, of the PubCo Series A Preferred Shares."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 3C — "Resolved, as an ordinary resolution, on a non-binding and advisory basis only, that the PubCo A&R Articles provide that the board of directors of PubCo be declassified."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 3D — "Resolved, as an ordinary resolution, on a non-binding and advisory basis only, that the PubCo A&R Articles provide that the directors of PubCo may be removed by ordinary resolution."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Organizational Documents Proposal 3E — "Resolved, as an ordinary resolution, on a non-binding and advisory basis only, that the PubCo A&R Articles provide that so long as the Inflection Point Entities (as defined in the PubCo A&R Articles) hold at least 20% of the PubCo Series A Preferred Shares on issue as of the date of adoption of the PubCo A&R Articles, in which case Series A Majority Consent is required to: (a) liquidate, dissolve or wind-up the affairs of PubCo, (b) amend, alter or repeal the PubCo A&R Articles in a manner that materially and adversely affects the powers, preferences or rights attaching to the PubCo Series A Preferred Shares, (c) create any equity security, authorize the creation of any equity security, classify any equity security, reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the PubCo Series A Preferred Shares with respect to its rights, preferences and privileges (including rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up), (d) increase the authorized share capital of the PubCo Series A Preferred Shares, (e) purchase or redeem or pay any cash dividend on any share ranking junior to the PubCo Series A Preferred Shares (with respect to rights to receive dividends and participate in distributions or payments upon liquidation, dissolution or winding up), except for shares in the capital of PubCo being repurchased by PubCo at cost from employees in connection with the cessation of their service or pursuant to the terms of any equity incentive plan adopted by PubCo, (f) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under an incentive plan, equity plan or equity-based compensation plan adopted by PubCo, or with respect to employment, consulting or award agreements with respect to executive officers or directors of PubCo, in each case regardless of whether such person (or such person's affiliates) would be considered an affiliate of PubCo, or (g) incur or guarantee any new indebtedness other than equipment leases or trade payables incurred in the ordinary course of business."

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Adjournment Proposal — "RESOLVED, as an ordinary resolution, that the Chairman of the extraordinary general meeting may adjourn the extraordinary general meeting to a later date or dates or another place, if necessary, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the extraordinary general meeting, (ii) if Inflection Point determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements, be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT
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CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**2026.**

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